Registration No. 333-_____


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                              __________

                               FORM S-8

                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                              __________

                             ANSYS, INC.
        (Exact name of registrant as specified in its charter)

          Delaware                                04-3219960
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)             Identification No.)

  275 Technology Drive-Southpointe
    Canonsburg, Pennsylvania                           15317
 (Address of principal executive offices)            (Zip Code)

                   1996 STOCK OPTION AND GRANT PLAN
                       (Full title of the plan)

                            Peter J. Smith
           Chairman,  President and Chief Executive Officer
                             ANSYS, Inc.
                   275 Technology Drive-Southpointe
                   Canonsburg, Pennsylvania  15317
               (Name and address of agent for service)

                            (724) 514-3064
    (Telephone number, including area code, of agent for service)

                   CALCULATION OF REGISTRATION FEE
    Title of       Amount to    Proposed     Proposed     Amount of
   securities         be        maximum      maximum     registration
to be registered  registered(1) offering    aggregate        fee
                                 price       offering
                               per share(2)   price

Common Stock,     1,000,000     $10.76     $1,076,000      $2,153
par value $.01    shares
per share


     (1) This Registration Statement also relates to such indeterminate number of additional shares of ANSYS, Inc. Common Stock as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock or other similar event.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Common Stock of ANSYS, Inc. on July 16, 1998 as reported on the Nasdaq National Market.
_________________________________________________________________
     The earlier Registration Statement on Form S-8 filed by ANSYS, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") on July 23, 1996 (File No. 333-08613), pertaining to the Registrant's 1996 Stock Option and
Grant Plan and Employee Stock Purchase Plan, is hereby incorporated by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.


                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



   Item 8.  Exhibits.

          The   following   exhibits  are  filed   herewith   or
   incorporated  by  reference  as  part  of  this  Registration
   Statement:

   Exhibit No.                 Description


          5.1       Opinion of David Secunda, Esq.,
                    regarding the legality of the
                    securities registered hereunder.

         15.1       Letter from Independent Public
                    Accountants regarding unaudited
                    financial information

         23.1      Consent of PricewaterhouseCoopers LLP.


         23.2      Consent of David Secunda, Esq.
                   (included in the Opinion filed as
                   Exhibit 5.1).



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, Pennsylvania, on this 17th day of July, 1998.

                              ANSYS, INC.


                         By: /s/      Peter J. Smith
                                      Peter J. Smith
                         President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ANSYS, Inc. hereby constitutes and appoints Peter J. Smith and John M. Sherbin II, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

        Signature                 Capacity            Date

/s/ Peter J. Smith           Chairman, Chief       July 17,1998
Peter J. Smith               Executive Officer,
                             President and
                             Director (Principal
                             Executive Officer)

/s/ John M. Sherbin II       Chief Financial       July 17,1998
John M. Sherbin II           Officer, Senior Vice
                             President, Finance
                             and Administration;
                             Secretary (Principal
                             Financial and
                             Accounting Officer)

/s/ Dr. John A. Swanson      Chief Technologist    July 17,1998
Dr. John A. Swanson          and Director

/s/ Jacqueline C. Morby      Director              July 17,1998
Jacqueline C. Morby

/s/ Roger B. Kafker          Director              July 17,1998
Roger B. Kafker

/s/ Gary B. Eichhorn         Director              July 17,1998
Gary B. Eichhorn

/s/ John F. Smith            Director              July 17,1998
John F. Smith

/s/ Roger J. Heinen, Jr.     Director              July 17,1998
Roger J. Heinen, Jr.


                      EXHIBIT INDEX

Exhibit            Description              Sequential Page
No.                                         Number
 5.1      Opinion of David Secunda, Esq.,          6
          regarding the legality of the
          securities registered hereunder.

 15.1     Letter from Independent Public           7
          Accountants regarding unaudited
          financial information

 23.1     Consent of PricewaterhouseCoopers        8
          LLP.

 23.2     Consent of David Secunda, Esq.           6
          (included in the Opinion filed as
          Exhibit 5.1).